Execution Version

SHARED FACILITIES AND SERVICES AGREEMENT

This Agreement is made as of August 17, 2017 (the Effective Date) by and between BioTime, Inc. (BioTime) and AgeX Therapeutics, Inc. (AgeX).

Recitals

A.	AgeX is a newly organized corporation that needs office and laboratory space and equipment, and the services of research, financial, management, and administrative personnel support;

B.	BioTime leases certain laboratory, office, and related work space at 1010 Atlantic Avenue, Alameda, California (the Premises) and has surplus capacity at the Premises; and

C.	BioTime has employees and contractors who provide research, financial, management, and administrative services and is willing to make a portion of their services available to AgeX;

1. Office, Laboratory and Work Space.

(a) BioTime agrees to permit AgeX to use the Premises concurrently with BioTime for the conduct of AgeX’s business operations, but only to the extent that (a) the use is a business operation permitted to be conducted by BioTime under the lease of the Premises, (b) AgeX uses the Premises in compliance with all applicable laws, ordinances, and regulations, (c) AgeX uses the Premises in compliance with any and all rules and regulations of the landlord under BioTime’s lease of the Premises, (d) AgeX’s use of the Premises does not interfere with BioTime’s use of the Premises.

(b) BioTime and AgeX agree that the permission to use the Premises granted under this Agreement is in the nature of a license only and is not a sublease or assignment of the lease under which BioTime occupies the Premises, and that AgeX shall not obtain any rights, and is not assuming any obligations, under that lease.

(c) The use of the Premises by AgeX shall be in a lawful, careful, safe, and proper manner, and AgeX shall not do or permit anything to be done in or about the Premises that would increase the rate or affect any fire or other insurance covering the Premises. AgeX shall not commit nor suffer any waste on the Premises.

(d) BioTime does not represent or warrant that the Premises may be used for any particular use or purpose, and AgeX has made AgeX’s own determination that the Premises may be lawfully used for AgeX’s purposes.

(e) AgeX shall, at its sole cost and expense, comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or that may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting AgeX’s use of the Premises.

(f) AgeX shall, at its sole cost and expense, promptly repair any damage to the Premises caused by any act or omission of AgeX or its employees, agents, invitees, licenses, or contractors, including any acts or omissions of BioTime employees, contractors, and agents arising in the course of performing services for or conducting the business of AgeX. Any and all repairs effected by AgeX shall be performed in a professional workmanlike manner, by licensed contractors, in compliance with BioTime’s lease of the Premises and all applicable statutes, codes, rules and regulations, and AgeX or AgeX’s contractors shall obtain all permits and approvals of government agencies required by applicable laws in connection therewith.

(g) BioTime deems any repairs required to be made by AgeX necessary, it may demand that AgeX make them, and if AgeX refuses or neglects to commence such repairs and to complete them with reasonable dispatch, BioTime may make or cause such repairs to be made. If BioTime makes or causes repairs to be made, BioTime shall not be responsible to AgeX for any loss or damage that may accrue to AgeX’s business by reason of the repair work, and AgeX shall, on demand, immediately pay to BioTime the cost of the repairs. AgeX waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and all other statutes or laws permitting repairs by a lessee at the expense of a lessor or to terminate a lease by reason of the condition of the Premises. AgeX shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by AgeX.

(h) AgeX shall not make or install any alterations, improvements, additions, or fixtures that affect the exterior or interior of the Premises or any structural, mechanical, or electrical component of the Premises, or mark, paint, drill, or in any way deface any floors, walls, ceilings, partitions, or any wood, stone, or iron work.

(i) Under no circumstances shall AgeX bring onto the Premises any substances or materials that are characterized or defined as “hazardous substances” or “hazardous materials” under any federal or state law or regulation pertaining to the release of substances into the environment, except for cleaning materials, paints, and solvents that are used, stored, and disposed of by AgeX in full compliance with applicable laws and BioTime’s lease of the Premises.

2. Equipment and Supplies. BioTime agrees to permit AgeX to use BioTime’s office equipment, laboratory equipment, furniture, laboratory supplies, and general office supplies to the extent that such use does not interfere with the use by the employees, contractors, and agents of BioTime and other BioTime subsidiaries in the course of their business. BioTime shall have no obligation to obtain or to provide AgeX with any additional equipment, furniture, or supplies. If AgeX requires and obtains equipment, furniture, and supplies for its own use it may locate the same at the Premises subject to the conditions and limitations stated in Section 1 of this Agreement, and subject to the additional condition that BioTime shall have the right and sole discretion to (a) determine where in the Premises AgeX may locate AgeX’s furniture, equipment, and supplies, and (b) preclude AgeX from bringing onto or locating any furniture, supplies, or equipment in the Premises if BioTime determines that it would in any way interfere with BioTime’s use of the Premises, violate any applicable laws, ordinances, and regulations, violate or conflict with any provisions of BioTime’s lease of the Premises or any rules and regulations of the landlord under BioTime’s lease of the Premises, conflict with any term or condition of any policy of casualty or liability insurance held by BioTime, or pose a hazard or other risk to persons or property.

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3. Utilities. AgeX shall be responsible to determine that there is sufficient Utilities capacity in the Premises for purposes of conducting AgeX’s use. Utilities includes electricity, gas, heat, air conditioning, hot and cold domestic water, telephone, scavenger service, garbage removal, sewerage, and other similar services used on, in, or in connection with the Premises. BioTime does not represent the availability or quantity of any Utilities in the Premises, and is not responsible for any interruption of any Utility service.

4. Services.

(a) BioTime shall provide basic accounting, billing, bookkeeping, payroll, treasury, collection of accounts receivable (excluding the institution of legal proceedings or taking of any other action to collect accounts receivable), payment of accounts payable, and other similar administrative services, budget preparation, establishment of financial controls and reporting protocols and procedures, financial reporting and securities registration under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended (the Administrative Services) to AgeX. BioTime may also provide the services of attorneys, accountants, and other professionals who may also provide professional services to BioTime and its other subsidiaries.

(b) BioTime shall also provide AgeX with the services of its laboratory and research personnel (the Laboratory Services), including BioTime employees and contractors, for the performance of research and development work for AgeX at the Premises. BioTime employees and contractors who perform Laboratory Services for AgeX shall enter into agreements containing customary provisions requiring the employees and contractors to (a) maintain the confidentiality and not to disclose AgeX trade secrets and other confidential information, and (b) assign to AgeX all rights to any inventions and discoveries made by such employees and contractors in the course of performing Laboratory Services for AgeX.

(c) BioTime may, at the request of AgeX, provide AgeX the services of BioTime employees and contractors, including but not limited to executive officers, for matters other than Administrative Services and Laboratory Services (Other Services), but BioTime shall not be obligated to do so.

(d) Administrative Services, Laboratory Services, and Other Services (collectively, Services) shall be provided by BioTime employees or contractors engaged by BioTime to provide such Services for the operation of BioTime’s own business. BioTime shall not be obligated to hire any additional employees or engage the services of any additional contractors to provide Services to AgeX. Nothing in this Agreement shall preclude AgeX from hiring employees and engaging contractors directly for its own account and at its own cost and expense.

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(e) AgeX shall be responsible for cooperating with BioTime’s officers, employees and contractors in such a manner as may be reasonably required in order for the Services to be performed.

(f) The Services shall be provided at the direction of AgeX; provided, that AgeX shall not request or direct any BioTime employee or contractor to provide any Services or to take any other act that would violate any federal, state, or municipal law, statute, ordinance, rule or regulation.

(g) BioTime shall not be liable to AgeX for any loss or damages of any kind caused by, arising from, or in connection with (i) the performance of Services performed by BioTime personnel, or the failure of any BioTime employee, contractor, or agent to perform any Services, or (ii) any delay, error, or omission by any BioTime employee, contractor, or agent in the performance of Services performed by BioTime personnel, except to the extent such loss or damage is the result of fraud, gross negligence or willful misconduct by an BioTime employee, contractor, or agent.

5. Use Fees.

(a) AgeX shall pay BioTime the fees provided in this Section for the use of the Premises, equipment, supplies, professional services (such as the services of attorneys, accountants, and consultants), and for the Services provided or agreed to be provided by BioTime under this Agreement. For each billing period, BioTime shall equitably prorate and allocate its Employee Costs, Equipment Costs, Insurance Costs, Lease Costs, Professional Costs, Software Costs, Supply Costs, and Utilities Costs, between BioTime and AgeX based upon actual documented use and cost by or for AgeX or upon proportionate usage by BioTime and AgeX, as reasonably estimated by BioTime. AgeX shall pay 105% of the allocated costs (the Use Fee). The allocated cost of BioTime employees and contractors who provide Services shall be based upon records maintained of the number of hours of such personnel devoted to the performance of Services.

(b) The Use Fee shall be determined and invoiced to AgeX on a monthly basis for each calendar quarter of each calendar year (such quarterly periods are sometimes referred to in this Agreement as “billing periods”). If this Agreement terminates prior to the last day of a billing period, the Use Fee shall be determined for the number of days in the billing period elapsed prior to the termination of this Agreement. Each invoice shall be payable in full by AgeX within 30 days after receipt. Any invoice or portion thereof not paid in full when due shall bear interest at the rate of 15% per annum until paid, unless the failure to make a payment is due to any inaction or delay in making a payment by BioTime employees from AgeX funds available for such purpose, rather than from the unavailability of sufficient funds legally available for payment or from an act, omission, or delay by any AgeX employee or agent.

(c) In addition to the Use Fees, AgeX shall reimburse BioTime for any out of pocket costs incurred by BioTime for the purchase of office supplies, laboratory supplies, and other goods and materials and services for the account or use of AgeX, provided that invoices documenting such costs are delivered to AgeX with each invoice for the Use Fee. Notwithstanding this paragraph, BioTime shall have no obligation to purchase or acquire any office supplies or other goods and materials or any services for AgeX, and if any such supplies, goods, materials or services are obtained for AgeX, BioTime may arrange for the suppliers thereof to invoice AgeX directly.

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(d) Employee Costs means the salaries, wages, health insurance benefits, FICA, payroll taxes, workers compensation insurance premiums, and similar costs payable by BioTime to or on account of its employees and contractors who perform Services for AgeX under this Agreement during an applicable billing period, but excluding stock option, stock purchase, and similar equity participation plans. Equipment Costs means all costs and expenses incurred by BioTime in acquiring, leasing, installing, maintaining, insuring, repairing, and disposing of any laboratory, production, and office equipment, fixtures, and furnishings used by AgeX or used by BioTime in the performance of Services. Insurance Costs means all insurance premiums of any kind incurred or paid by BioTime for casualty insurance policies that insure BioTime and its subsidiaries, including AgeX, from the loss of or damage to the Premises, equipment, fixtures goods, supplies, and other personal property of BioTime (except to the extent such premiums are included in Lease Costs) that may be used by AgeX or by BioTime in the performance of Services, and liability coverage policies that insure BioTime and its subsidiaries, including AgeX, from liability of any kind to third parties (except to the extent such premiums are included in Lease Costs). Lease Costs means all of BioTime’s costs and expenses of leasing the Premises, including all base rent, taxes, common area or other expenses, insurance and other costs payable by BioTime to the lessor of the Premises under the lease of the Premises, but excluding (a) any repairs not required to be effected or paid for by AgeX under any other provision of this Agreement, and (b) any alterations or improvements effected by BioTime for the exclusive use of BioTime and its subsidiaries other than AgeX. Professional Costs means all costs and expenses incurred by BioTime for the services of independent accountants, attorneys, and other consultants who provide professional or consulting services for the benefit of AgeX. Software Costs means all costs and expenses, including but not limited to license fees, incurred by BioTime to acquire and use any computer software or program of any kind that is used by AgeX or by BioTime in the performance of Services. Supply Costs means all costs and expenses incurred by BioTime for the purchase and disposal of goods and materials of any kind, to the extent used in the performance of Services or used by AgeX employees or contractors. Utilities Costs means all costs and expenses incurred by BioTime for the use or availability of Utilities during an applicable billing period.

(e) Billing Dispute Resolution. If a disagreement arises between BioTime and AgeX with respect to any Use Fees charged by BioTime under this Section 5 or by AgeX under Section 6, and AgeX and BioTime management are not able to reconcile or resolve the matter within sixty (60) days of the first written notice disputing any charge or portion of the Use Fee, AgeX and BioTime shall engage the services of a firm of certified public accountants to review the charges at issue and determine the amount due, which determination shall be final and binding on AgeX and BioTime. AgeX and BioTime shall cooperate with the accounting firm to resolve the matter, including making all relevant books and records available to the accounting firm for inspection and copying, and making employees with knowledge relevant to the matter in dispute reasonably available to discuss the matter with representatives of the accounting firm. The fees and expenses of the accounting firm shall be shared equally by AgeX and BioTime; provided, however, that if the accounting firm determines that Use Fees or other charges were overstated by more than five percent (5%) and the amount of the overstatement exceeds $100,000, the party that submitted invoices for the excessive fees or charges shall pay 100% of the fees and charges of the accounting firm related to that matter. AgeX and BioTime agree that they will engage BDO USA, LLP (“BDO”) for such services, but if BDO declines to perform the services AgeX and BioTime shall cooperate to select an alternative accounting firm.

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6. Reciprocal Rights and Obligations.

(a) AgeX agrees to permit BioTime and Other Subsidiaries to use AgeX’s office equipment, laboratory equipment, furniture, laboratory supplies, and general office supplies to the extent that such use does not interfere with the use by the employees, contractors, and agents of AgeX or AgeX subsidiaries in the course of their business. In the case of such use, (i) the provisions of Section 2 of this Agreement shall apply as if all references in Section 2 to AgeX were references to BioTime or an Other Subsidiary, and (ii) all references to BioTime in Section 2 were references to AgeX. “Other Subsidiary” means a subsidiary of BioTime other than AgeX and other than a subsidiary of AgeX.

(b) AgeX agrees to provide BioTime and Other Subsidiaries with Laboratory Services at the AgeX Premises subject to the same terms and conditions as BioTime agrees to provide Laboratory Services to AgeX at the Premises. With respect to any Laboratory Services provided by AgeX to BioTime or an Other Subsidiary, the provisions of Section 4 of this Agreement shall apply as if all references to AgeX were references to BioTime and all references to BioTime were references to AgeX.

(c) If AgeX provides BioTime or an Other Subsidiary with the use of AgeX’s office equipment, laboratory equipment, furniture, laboratory supplies, and general office supplies, or Laboratory Services under this Agreement, the Use Fees provisions of Section 5 of this Agreement shall apply to such use and AgeX shall be paid Use Fees as if all references to AgeX were references to BioTime or an Other Subsidiary and all references to BioTime were references to AgeX.

7. Indemnification.

(a) AgeX shall defend, indemnify, and hold harmless BioTime, BioTime’s shareholders, directors, officers, employees, and agents (collectively, the Indemnified Parties) against and from any and all claims arising from AgeX’s use of the Premises, or from any activity, work, or other thing done or permitted by AgeX on the Premises, including all activities, work, and services performed by BioTime employees, contractors, and agents for AgeX except to the extent caused by BioTime’s willful malfeasance or gross negligence. AgeX shall further defend, indemnify, and hold harmless the Indemnified Parties against and from any and all claims arising from any breach or default in the performance of any obligation on AgeX’s part to be performed under the terms of this Agreement, or arising from any act or omission (including, but not limited to negligent acts or omissions) of AgeX, or of any officer, agent, employee, contractor, guest, or invitee of AgeX acting in such capacity. The indemnity provided by this section shall include indemnification from and against all costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Indemnified Parties by reason of any such claim, AgeX, upon notice from any of the Indemnified Parties, shall defend the same at AgeX’s expense by counsel satisfactory to the Indemnified Parties. AgeX, as a material part of the consideration to BioTime, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than BioTime’s willful malfeasance or sole gross negligence.

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(b) BioTime shall not be liable for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain that may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface, or from any other place unless solely caused by or solely due to the gross negligence of BioTime. BioTime and its agents and the other Indemnified Parties shall not be liable for interference with the light or other incorporeal hereditament, loss of business by AgeX, or any latent defect in the Premises, any equipment, furnishings, materials, or supplies. AgeX shall give prompt notice to BioTime in case of fire or accidents in the Premises or of defects therein or in the fixtures, equipment, furniture, materials or supplies belonging to BioTime and used by AgeX.

(c) AgeX shall be solely responsible for and shall indemnify, defend, and hold the Indemnified Parties and the owner of the Premises and each partner, shareholder, member, trustee, employee and agent of the owner or the Premises (collectively, the Owner Indemnified Parties) harmless from any against any claim, loss, damage, cost, expense, liability, or cause of action directly or indirectly arising out of the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation, or presence of any oil, gasoline, petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances, or similar materials, including, without limitation, any substances which are hazardous substances, hazardous wastes, hazardous materials, or toxic substances under applicable environmental laws, ordinances, or regulations (collectively, Hazardous Materials) caused directly or indirectly by AgeX, its employees, agents, contractors, invitees, or assigns (other than any BioTime employees or agents performing BioTime rather than AgeX business) in, on, or under any of the Premises, including, without limitation: (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Premises and the building and surrounding land in which the Premises are located, and the preparation and implementation of any closure, remedial, or other required plans whether required under any Hazardous Materials Laws or otherwise; and (iii) all court costs, including reasonable attorneys’ fees, paid or incurred by BioTime, any other Indemnified Party, or any Owner Indemnified Party in connection with such claim.

(d) BioTime shall defend, indemnify, and hold harmless AgeX, AgeX’s stockholders (other than BioTime), directors, officers, employees, and agents (collectively, the AgeX Indemnified Parties) against and from any and all claims arising from any services performed by AgeX employees, contractors, and agents for BioTime or an Other Subsidiary, except to the extent caused by AgeX’s willful malfeasance or gross negligence. The indemnity provided by this section shall include indemnification from and against all costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the AgeX Indemnified Parties by reason of any such claim, BioTime, upon notice from any of the AgeX Indemnified Parties, shall defend the same at BioTime’s expense by counsel satisfactory to the AgeX Indemnified Parties.

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8. Term; Termination.

(a) This Agreement shall commence on the Effective Date and may be terminated by either party by giving six months advance written notice of termination to the other party.

(b) Notwithstanding paragraph (a) of this Section 8, either party may terminate this Agreement immediately upon the occurrence of a Default by the other party. A party shall be in Default if that party (i) fails to pay when due the Use Fee or any other sum due under this Agreement, or fails to perform any other obligation under this Agreement, and such failure continues for a period of five (5) days; provided, however, that if a party disputes the amount of the Use Fee or other charge within such five day period, the running of such five day period shall commence upon the resolution of the dispute pursuant to Section 5(e); (ii) becomes the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (iii) becomes unable to pay, or admits in writing the party’s inability to pay, its debts as they mature; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitation, or similar officer for the party or for all or any part of the party’s property or assets, or any such officer is appointed for such party or any part of its assets without the party’s consent and such appointment is not dismissed or discharged within 60 calendar days; (vi) institutes or consents to any proceeding under any Debtor Relief Law with respect to the party or all or any part of the party’s property or assets, (vii) becomes subject to any proceeding under any Debtor Relief Law without the consent of the party if such case or proceeding continues undismissed or unstayed for 60 calendar days; or (viii) dissolves or liquidates or takes any action to dissolve or liquidate. As used in this Agreement, the term Debtor Relief Law shall mean the Bankruptcy Code of the United States of America, as amended, or any other similar debtor relief law affecting the rights of creditors generally.

(c) AgeX may terminate this Agreement on six months written notice to BioTime given after such date on which BioTime ceases to consolidate the financial statements of AgeX with the financial statements of BioTime under generally accepted accounting principles in the United States.

(d) The obligations of AgeX under Sections 5 and 6 and to pay for any repairs of the Premises required to be paid by AgeX under this Agreement shall survive termination of this Agreement.

9. No Third Party Beneficiaries. The parties to this Agreement are BioTime and AgeX, and no other person or entity, whether a partner, member, stockholder, officer, director, employee, contractor, agent, or business invitee of AgeX or otherwise, shall have any rights or be entitled to any benefits under this Agreement, except for the rights of Indemnified Parties and Owner Indemnified Parties under Section 7.

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10. Characterization of Relationship. It is the intent of the parties that the business relationship created by this Agreement, and any related documents is solely that of a commercial agreement between BioTime and AgeX and has been entered into by both parties in reliance upon the economic and legal bargains contained in this Agreement. None of the covenants contained in this Agreement is intended to create a partnership between BioTime and AgeX, to make them joint venturers, to make either party an agent, legal representative, partner, subsidiary, or employee of the other party or to make either party in any way responsible for the debts, obligations, or losses of the other party.

11. Binding on Successors and Assigns. This Agreement shall be binding on each party and the party’s successors and assigns.

12. Integration. This Agreement constitutes all of the understandings and agreements existing between the parties concerning the subject of this Agreement and the rights and obligations created under it. Neither party has made or relied upon any agreement, warranty, representation, promise, or statement, whether oral or written, not expressly included in this Agreement.

13. Waivers, Delays, and Omissions. One or more waivers, consents, or approvals by any party of any covenant, condition, act, or breach under this Agreement shall not be construed as a waiver, consent, or approval of any subsequent condition, covenant, act, or breach or as a consent or approval to the same or any other covenant or condition. This Agreement and any term of this Agreement may be amended, discharged, or terminated only by a written instrument signed by the parties against whom enforcement of such amendment, discharge, or termination is sought. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power, or remedy of the party not in breach or default.

14. References. References in this Agreement to sections, paragraphs, subparagraphs, and exhibits are references to sections, paragraphs, and subparagraphs in this Agreement and exhibits attached to this Agreement unless specified otherwise.

15. Section Headings. Section headings are for the convenience of the parties and do not form a part of this Agreement.

16. Construction. The parties agree that this Agreement is a negotiated agreement, with each party free to review and negotiate each section of the Agreement and otherwise clarify all sections of the Agreement that appear to the party (at the time of signing) to be ambiguous or unclear. Both parties shall be deemed to be the drafting parties, and the rules of construction to the effect that any ambiguities are to be resolved against the drafting party or parties shall not be employed in the interpretation of this Agreement.

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17. Unenforceable Provisions. If all or part of any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provisions, and this Agreement shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision.

18. Attorneys’ Fees. It is expressly agreed that if this Agreement is referred to an attorney to collect any amount due under this Agreement, or to enforce or protect any rights conferred upon BioTime by this Agreement AgeX promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys’ fees, incurred by BioTime in the enforcement of BioTime’s rights and remedies under this Agreement. In the event an action is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to an award of its attorneys’ fees and costs incurred in such action, including any fees and costs incurred in any appeal and in any collection effort.

[Signatures Found on the following page]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

BioTime, Inc.

By:	/s/ Aditya P. Mohanty
Aditya P. Mohanty
Co-Chief Executive Officer

AgeX Therapeutics, Inc.

By:	/s/ Michael D. West
Michael D. West,
Chief Executive Officer

[Signature Page to the Shared Facilities Agreement]

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FIRST AMENDMENT TO THE SHARED FACILITIES AND SERVICES AGREEMENT

This First Amendment to the Shared Facilities and Services Agreement (“First Amendment”) is made and entered into as of August 30, 2018 (the “Effective Date”) by and between BioTime, Inc. (BioTime) and AgeX Therapeutics, Inc. (AgeX).

Recitals

WHEREAS, the parties previously entered into a Shared Facilities and Services Agreement (“Agreement”) on August 17, 2017 (“Original Effective Date”).

WHEREAS, AgeX needs office and laboratory space and equipment, and the services of research, financial, management, and administrative personnel support;

WHEREAS, BioTime leases certain laboratory, office, and related work space at 1010 Atlantic Avenue, Alameda, California (the Premises) and has surplus capacity at the Premises; and

WHEREAS, BioTime has employees and contractors who provide research, financial, management, and administrative services and is willing to make a portion of their services available to AgeX.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.	Section 8(a) of the Agreement shall be deleted and replaced in its entirety by:

“This Agreement commenced on the Original Effective Date and may be terminated by either party by providing six months advance written notice of termination to the other party after August 31, 2020.

2.	Section 8(c) of the Agreement shall be deleted and replaced in its entirety by:

“AgeX may terminate this Agreement on six months written notice to BioTime after such date on which BioTime ceases to consolidate the financial statements of AgeX with the financial statements of BioTime under generally accepted accounting principles in the United States; provided, that after such termination, to the extent that BioTime is required by generally accepted accounting principles in the United States to report any financial information of AgeX, AgeX agrees to provide such information prepared in accordance with generally accepted accounting principles within thirty (30) days of each quarter end. BioTime may disclose such information as required by any law, regulation or security exchange rule in any country.”

3.	Capitalized terms used herein have the same meaning given to them in the Agreement.

4.	Other than expressly amended herein, the Agreement remains in full force and effect.

5.	This First Amendment may be executed in any number of counterparts.

[SIGNATURES FOUND ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

BioTime, Inc.

By:	/s/ Aditya P. Mohanty
Aditya P. Mohanty
Co-Chief Executive Officer

AgeX Therapeutics, Inc.

By:	/s/ Michael D. West
Michael D. West,
Chief Executive Officer

[SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE SHARED FACILITIES AGREEMENT]

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